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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                   FORM 8-K/A

                                 Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 15, 2002

                          PENINSULA GAMING COMPANY, LLC
             (Exact name of registrant as specified in its charter)

             Iowa                        333-88829               42-1483875
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


               3rd Street Ice Harbor
                    PO Box 1750
                   Dubuque, Iowa                       52001-1750
     (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code:  (563) 583-7005

                                 Not Applicable
          (Former name or former address, if changed since last report)

EXPLANATORY NOTE : Pursuant to Item 7(a)(4) of Form 8-K, this Current Report on Form 8-K/A amends the Registrant's Current Report on Form 8-K for the event dated February 15, 2002, as filed on March 4, 2002, to include the historical financial statements and pro forma financial information required by Item 7(a) and (b).


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

                      INFORMATION TO BE INCLUDED IN REPORT

Item 1. Changes in Control of Registrant.

      Not Applicable.

Item 2. Acquisition or Disposition of Assets.

      (a) On February 15, 2002, the registrant's wholly-owned subsidiary, OED Acquisition, LLC, a Delaware limited liability company ("OEDA"), consummated its acquisition of: (i) 50% of the membership interests (the "BIM3 Interests") of The Old Evangeline Downs, L.C., a Louisiana limited company ("OED") from BIM3 Investments, a Louisiana partnership ("BIM3"); and (ii) BIM3's one-half (1/2)
interest in two promissory notes in the original principal amount of $13,607,207.90 issued by OED, for an aggregate purchase price of $15,000,000 in cash. The remaining 50% of the membership interests in OED will continue to be owned, directly or indirectly, by William E. Trotter, II Family L.L.C., a Louisiana limited liability company. The acquisition was made pursuant to a Purchase Agreement (as amended, the "Purchase Agreement") dated June 27, 2001 by and among the registrant's parent Peninsula Gaming Partners, LLC, a Delaware limited liability company ("PGP"), OED and BIM3. The Purchase Agreement was assigned to OEDA by PGP on October 23, 2001. The source of funds for the transactions described above was $3,000,000 of cash on-hand and $12,000,000 of borrowings under the registrant's credit facility with Foothill Capital Corporation.

      The registrant amended its credit facility and obtained consents under the Indenture governing its 12 1/4% Senior Secured Notes due 2006 to consummate the acquisition.

      (b) Subject to receipt of required gaming approvals, OED intends to finance the construction and development of an estimated $90 million racetrack and casino project (the "Racino Project"). The Racino Project is expected to include at least 1,525 slot machines, dirt and turf thoroughbred racetracks and several dining options. The Racino Project is one of only three racetracks in the State of Louisiana currently authorized to conduct casino operations.

      The successful completion of the Racino Project is subject to factors beyond the control of OED. The extent and timing of the development and construction of the Racino Project will depend on available cash flow or the ability to obtain financing. There can be no assurance that sufficient cash flow or necessary financing will be available on satisfactory terms to OED and the registrant. In addition, the registrant and OED will be subject to comprehensive and stringent government regulations. The registrant and OED and their respective officers, directors, members, significant shareholders and employees will be subject to the Louisiana Gaming Authority and will need to submit to a regulatory review process prior to mandatory licensing. There can be no assurance that all necessary licenses will be issued, or issued on a timely basis. For the foregoing reasons, there can be no assurance that the Racino Project will be completed in a timely manner or at all.

Item 3. Bankruptcy or Receivership.

      Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant.

      Not Applicable.

Item 5. Other Events.

      Not Applicable.

Item 6. Resignations of Registrant's Directors.

      Not Applicable.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      The following consolidated financial statements and pro forma financial information omitted from the Form 8-K dated February 15, 2002 (February 15, 2002, date of earliest event reported) are filed herewith.

      (a)   Financial Statements of Business Acquired.

      (1)   Independent Auditors' Report;

      (2)   Consolidated Balance Sheets as of December 31, 2001 and 2000;

      (3) Consolidated Statements of Operations for the years ended December 31, 2001 and 2000;

      (4) Consolidated Statements of Changes in Members' Equity (Deficit) for the years ended December 31, 2001 and 2000;

      (5) Consolidated Statements of Cash Flows for the years ended December 31, 2001 and 2000.

      (6)   Notes to Consolidated Financial Statements

INDEPENDENT AUDITORS' REPORT


To the Members of
The Old Evangeline Downs, L.C.
Lafayette, Louisiana

We have audited the accompanying consolidated balance sheets of The Old Evangeline Downs, L.C. (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of operations, changes in members' equity (deficit), and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Old Evangeline Downs, L.C. as of December 31, 2001 and 2000 and the results of its operations and its cash flows for the years ended December 31, 2001 and 2000 in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE, LLP

Cedar Rapids, Iowa
April 26, 2002

THE OLD EVANGELINE DOWNS, L.C.

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                                                          2001               2000
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                                           $   994,830     $ 1,042,728
  Restricted cash                                                                       1,101,756       1,077,330
  Note receivable-Intertrack Partners, net of allowance for bad debts of $229,098          56,517
  Receivables                                                                              30,940          70,946
  Inventories                                                                              46,280          43,498
  Prepaid expenses                                                                         43,447          36,108
                                                                                      -----------     -----------
           Total current assets                                                         2,273,770       2,270,610
                                                                                      -----------     -----------

PROPERTY AND EQUIPMENT, NET                                                             1,175,802       5,710,483
                                                                                      -----------     -----------

OTHER ASSETS:
  Reorganization value in excess of amounts allocable to identifiable assets,
    net of accumulated amortization of $3,016,262 and $2,590,435                        3,371,140       3,796,967
  Note receivable-Intertrack Partners, net of allowance for bad debts of $235,615                          50,000
  Racing commission deposits                                                               18,000          13,000
  Gaming application deposit                                                               50,000
  Development costs                                                                       320,000         320,000
                                                                                      -----------     -----------
      Total other assets                                                                3,759,140       4,179,967
                                                                                      -----------     -----------

TOTAL ASSETS                                                                          $ 7,208,712     $12,161,060
                                                                                      ===========     ===========

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
  Current portion of long-term debt to related parties                                $   454,292     $   411,230
  Accounts payable                                                                        608,839         636,253
  Purse settlement payable                                                              1,051,699         993,785
  LTBA video poker purse settlement payable                                                47,813          83,579
  Pari-mutuel tickets out                                                                 141,135         146,358
  Accrued interest                                                                         91,515          94,942
  Taxes payable                                                                                           123,043
  Other accrued expenses                                                                  186,505         172,239
  Partnership liabilities                                                                                  58,862
                                                                                      -----------     -----------

    Total current liabilities                                                           2,581,798       2,720,291
                                                                                      -----------     -----------

LONG-TERM DEBT TO RELATED PARTIES                                                      10,527,560      10,981,852
                                                                                      -----------     -----------

TOTAL LIABILITIES                                                                      13,109,358      13,702,143
                                                                                      -----------     -----------

COMMITMENTS AND CONTINGENCIES

MEMBERS' DEFICIT                                                                       (5,900,646)     (1,541,083)
                                                                                      -----------     -----------

TOTAL LIABILITIES AND MEMBERS' DEFICIT                                                $ 7,208,712     $12,161,060
                                                                                      ===========     ===========

See notes to consolidated financial statements.

THE OLD EVANGELINE DOWNS, L.C.

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                   2001              2000

REVENUES:
  Racing                                      $  3,827,889      $  4,187,371
  Off-track betting                              8,337,246         8,059,366
  Concession                                     1,113,044         1,190,624
                                              ------------      ------------
    Total revenues                              13,278,179        13,437,361
                                              ------------      ------------
OPERATING EXPENSES:
  Meet                                           3,546,139         3,568,563
  Off-track betting                              5,216,505         5,240,303
  Concession                                     1,131,499         1,148,970
  General and administrative                     1,251,099         1,448,067
  Bad debts                                            434            92,847
  Depreciation and amortization                    655,194           659,963
  Lawsuit settlements                                5,946            76,776
  Loss on abandoned assets                          12,801            12,067
  Relocation expense                               404,738           511,031
  Impairment charges on long-lived assets        4,361,134
                                              ------------      ------------
    Total operating expenses                    16,585,489        12,758,587
                                              ------------      ------------
INCOME (LOSS) FROM OPERATIONS                   (3,307,310)          678,774
                                              ------------      ------------

OTHER INCOME (EXPENSE):
  Earnings (losses) from equity affiliate           58,862           (14,209)
  Interest expense                              (1,121,835)       (1,157,239)
  Interest income                                   10,720            27,657
                                              ------------      ------------
    Total other income (expense)                (1,052,253)       (1,143,791)
                                              ------------      ------------
LOSS BEFORE INCOME TAXES                        (4,359,563)         (465,017)

INCOME TAX EXPENSE                                                  (221,343)
                                              ------------      ------------

NET LOSS                                      $ (4,359,563)     $   (686,360)
                                              ============      ============

See notes to consolidated financial statements.

THE OLD EVANGELINE DOWNS, L.C.

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                                     MEMBERS'
                                                                EQUITY (DEFICIT)

BALANCE , JANUARY 1, 2000                                           $   461,266

  Distributions                                                      (1,315,989)

  Net loss                                                             (686,360)
                                                                    -----------

BALANCE, DECEMBER 31, 2000                                           (1,541,083)

  Net loss                                                           (4,359,563)
                                                                    -----------

BALANCE, DECEMBER 31, 2001                                          $(5,900,646)
                                                                    ===========


See notes to consolidated financial statements.

THE OLD EVANGELINE DOWNS, L.C.

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2001 AND 2000
--------------------------------------------------------------------------------

                                                                  2001              2000

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                    $(4,359,563)     $  (686,360)
  Adjustments to reconcile net loss to net cash flows
    from operating activities:
      Depreciation and amortization                               655,194          659,963
      Loss on abandoned assets                                     12,801           12,067
      Impairment charges on long-lived assets                   4,361,134
      Changes in operating assets and liabilities:
        Restricted cash                                           (24,426)        (118,930)
        Receivables                                                33,489           12,333
        Inventories                                                (2,782)          (7,732)
        Prepaid expenses                                           (7,339)         (16,061)
        Other assets                                              (55,000)          92,615
        Accounts payable                                          (27,414)         174,630
        Other current liabilities                                (154,141)         272,800
                                                              -----------      -----------
        Net cash flows from operating activities                  431,953          395,325
                                                              -----------      -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of property and equipment                      1,100            3,100
     Purchase of property and equipment                           (69,721)         (50,870)
     Development costs                                                            (200,000)
                                                              -----------      -----------
       Net cash flows from investing activities                   (68,621)        (247,770)
                                                              -----------      -----------

CASH FLOWS FROM FINANCING ACTIVITIES
  Members' distributions                                                          (415,989)
  Principal payments on long-term debt to related parties        (411,230)        (372,251)
                                                              -----------      -----------
    Net cash flows from financing activities                     (411,230)        (788,240)
                                                              -----------      -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                         (47,898)        (640,685)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                    1,042,728        1,683,413
                                                              -----------      -----------
CASH AND CASH EQUIVALENTS, END OF YEAR                        $   994,830      $ 1,042,728
                                                              ===========      ===========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for interest expense              $ 1,125,262      $ 1,160,341
  Cash paid during the year for income taxes                  $   123,043

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:
  Non-cash distribution of land to members                                     $   900,000


See notes to consolidated financial statements.

THE OLD EVANGELINE DOWNS, L.C.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.    ORGANIZATION, BUSINESS PURPOSE, AND BASIS OF PRESENTATION

      The accompanying financial statements include the combined accounts of The Old Evangeline Downs, L.C. and its affiliated companies, Racetrack at Evangeline Downs, Inc. and its wholly-owned subsidiary, First Statewide Racing Co., Inc., until December 2000. In December 2000, The Old Evangeline Downs, L.C. was reorganized with its affiliated corporations being liquidated/merged into The Old Evangeline Downs, L.C. These companies are hereafter referred to as the Company. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements.

      The Company was organized as a limited liability company ("L.C.") under the provisions of the laws of the State of Louisiana in October 1994 for the purpose of both acquiring through the Bankruptcy Plan of Reorganization, and operating the Evangeline Downs Racetrack in Lafayette, Louisiana. The racetrack provides both live thoroughbred horse racing and off-track betting. The Company operates off-track betting parlors in New Iberia and Port Allen, Louisiana. Profits and losses of the L.C. are shared based on respective membership interest percentages, as are cash distributions and capital contributions with certain defined exceptions.

      On June 27, 2001, a 50% owner of the Company entered into an agreement to sell 50% of the Company to Peninsula Gaming Partners, LLC ("PGP"), parent company of Peninsula Gaming Company, LLC ("PGC") (as amended, the "Agreement"). The Agreement was assigned by PGP to OED Acquisition, LLC ("OEDA"), a wholly-owned subsidiary of PGC, on October 23, 2001. On February 15, 2002, OEDA consummated its acquisition of: (i) 50% of the membership interests in the Company; and (ii) a one-half (1/2) interest in the Company's long-term debt. The remaining 50% of the membership interests in the Company will continue to be owned by William E. Trotter, II Family L.L.C., a Louisiana limited liability company.

      Subject to receipt of required gaming approvals, the Company, with the assistance of OEDA, intends to finance the construction and development of an estimated $90 million racetrack and casino project (the "Racino Project"). The Company and OEDA are currently investigating financing alternatives for the construction and development costs including, but not limited to, a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Rule 144A. The Racino Project is expected to include at least 1,525 slot machines, dirt and turf thoroughbred racetracks and several dining options. The Racino Project is one of only three racetracks in the State of Louisiana currently authorized to conduct casino operations. The successful completion of the Racino Project is subject to factors beyond the control of the Company. The extent and timing of the development and construction of the Racino Project will depend on available cash flow or the ability to obtain financing. There can be no assurance that sufficient cash flow or necessary financing will be available on satisfactory terms to the Company and OEDA. In addition, the

      Company and OEDA will be subject to comprehensive and stringent government regulations. The Company and OEDA and their respective officers, directors, members, significant shareholders and employees will be subject to the Louisiana Gaming Authority and will need to submit to a regulatory review process prior to mandatory licensing. There can be no assurance that all necessary licenses will be issued, or issued on a timely basis. For the foregoing reasons, there can no assurance that the Racino Project will be completed in a timely manner or at all.

      As of December 31, 2001 and 2000, the Company recorded "Development costs" of $320,000 in the Consolidated Balance Sheets related to the Racino Project. These costs are comprised of $100,000 for advances paid to a land developer for real-estate commissions and $220,000 for options to acquire land.

      During 2001 and 2000, the Company recorded expenses related to its relocation in connection with the Racino Project of $404,738 and $511,031, respectively, in the Consolidated Statements of Operations as "Relocation expense." These expenses are comprised of $220,738 and $452,431 for legal, lobbying and other expenses, $184,000 and $45,600 for land option extensions, and $0 and $13,000 for forfeited land options, respectively, for 2001 and 2000.

      In 2002, the Company will be consolidated into the financial statements of PGC, as PGC will have substantive control of the Company.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Cash and Cash Equivalents - The Company considers all cash on hand and in banks, certificates of deposit and other highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

      Inventories - Inventories consisting principally of food, beverage, retail items, and operating supplies are stated at the lower of first-in, first-out cost or market.

      Property and Equipment - Property and equipment are recorded at cost. Major renewals and improvements are capitalized, while maintenance and repairs are expensed as incurred. Depreciation and amortization are computed on a straight-line basis over the following estimated useful lives:

         Building and leasehold improvements*    20-40 years
         Furniture, fixtures and equipment        5-12 years
         Vehicles                                 5 years

      * The Company leases the land at The Old Evangeline Downs racetrack pursuant to a land lease which expires on the earlier of December 31, 2004 or the first day that the Company opens a new racetrack facility for business in St. Landry Parish, Louisiana. The remaining net book value of the Company's leasehold improvements at The Old Evangeline Downs racetrack as of December 31, 2001 is being amortized over the remaining term of the land lease.

      Investments - The equity method of accounting is used for investments in affiliates owned 20% - 50% in which the Company has the ability to exercise significant influence over operating and financial policies. Under this method, equity in the pre-tax income or losses of partnerships is reflected currently in the Company's income, rather than when realized through dividends or distributions.

      Long-Lived Assets - Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" requires, among other things, that an entity review its long-lived assets and certain related intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Under the standard, if the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized. The impairment is measured based on the fair value of the asset.

      Reorganization Value in Excess of Amounts Allocable to Identifiable Assets
      - On March 4, 1994, Racetrack at Evangeline Downs, Inc. filed petitions for reorganization under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of Louisiana (the "Court"). The Company emerged from Chapter 11 effective with the beginning of business on December 2, 1994. The Plan provided for the racetrack facilities to be sold to The Old Evangeline Downs, L.C. and for the full payment of all unsecured creditors.

      As of December 2, 1994, in accordance with the AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under Bankruptcy Code," the Company was required to adopt "fresh-start" reporting. The ongoing impact of the adoption of fresh-start reporting is reflected in the consolidated financial statements for the years ended December 31, 2001 and 2000.

      In adopting fresh-start reporting, the Company, with the assistance of its financial advisors, determined its reorganization value which represents the fair value of the entity in excess of amounts allocated to identifiable assets and approximates the amount a willing buyer would pay for the assets of the Company immediately after its emergence from Chapter 11 status. The reorganization value is being amortized on the straight-line method over a period of 15 years with amortization expense of $425,827 being charged to operations for each of the years ended December 31, 2001 and 2000.

      Revenue Recognition - In accordance with common industry practice, our casino revenues are the net of gaming wins and losses. Racing revenues include our share of pari-mutuel wagering on live races after payment of amounts returned as winning wagers, and our share of wagering from import and export simulcasting as well as our share of wagering from our off-track betting parlors.

      Income Taxes - The Company is a limited liability company. In lieu of corporate income taxes, the members of a limited liability company are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

      During 2000, all other affiliated companies were "C" Corporations, and as such, income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences in depreciation methods for financial and income tax reporting.

      Concentrations of Credit Risk - The Company's customer base consists of the southwest Louisiana area. Although the Company is directly affected by the well being of the area, management does not believe significant risk exists at December 31, 2001.

      The Company maintains deposit accounts at one bank. At December 31, 2001 and 2000, and various times during the years then ended, the balance at the bank exceeded the maximum amount insured by the FDIC. Management believes any credit risk related to the uninsured balance is minimal.

      Recent Accounting Pronouncements - In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations ("SFAS 141") and SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS 142"). SFAS 141 addresses financial accounting and reporting for business combinations and requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. In addition, SFAS 141 further clarifies the criteria to recognize intangible assets separately from goodwill. SFAS 142 provides that goodwill and certain indefinite lived intangible assets will no longer be amortized but will be reviewed at least annually for impairment and written down and charged to income when their recorded value exceeds their estimated fair value. Separate intangible assets that do not have an indefinite life will continue to be amortized over their useful lives. The Company expects to adopt both SFAS 141 and SFAS 142 effective January 1, 2002. Management does not expect the adoption of these statements to have an effect on the Company's results of operations or financial position other than reorganization value in excess of amounts allocable to identifiable assets will no longer be amortized. The Company estimates that 2001 net loss would have been $3,933,736 assuming the non-amortization provisions of these standards had been adopted at the beginning of 2001.

      In June 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations ("SFAS 143"). SFAS 143 is effective beginning in 2003 and requires recording of the fair value of liabilities associated with the retirement of long-lived assets in the period in which they are incurred. Management does not expect the adoption of SFAS 143 to have a material effect on the Company's results of operations or financial position.

      In  August  2001,  the  FASB  issued  SFAS  No.  144,  Accounting  for the
      Impairment or Disposal of Long-Lived Assets ("SFAS 144"). SFAS 144 provides new guidance on the recognition of impairment losses on long-lived assets to be held and used or to be disposed of and also broadens the definition of what constitutes a discontinued operation and how the results of a discontinued operation are to be measured and presented. SFAS 144 is effective beginning in 2003 and is not expected to materially change the methods used by the Company to measure impairment losses on long-lived assets.

      Reclassifications - Certain 2000 amounts have been reclassified to conform with 2001 presentation.

3.    RESTRICTED CASH

      Restricted cash represents amounts for purses to be paid during the live meet racing season. Additionally, restricted cash includes entrance fees for two (2) special futurity races during the next racing season, plus any interest earnings. These funds will be used to pay the purse for the two races. A separate interest bearing bank account is required for these funds.

4.    INTERTRACK PARTNERS OF RAPIDS PARISH

      The Company has a 25% investment in Intertrack Partners, a Louisiana general partnership operating an off-track betting facility in Rapids Parish, Louisiana ("Intertrack"). The investment is accounted for using the equity method of accounting whereby the Company's investment is carried at cost, adjusted for the Company's proportionate share of their undistributed earnings or losses. Additionally, the Company has a note receivable from Intertrack Partners in the amount of $285,615, bearing interest at an annual rate of 9%.

      During 1998, Intertrack discontinued operations and the Company determined that the carrying value of its note receivable exceeded the estimated recovery value. Accordingly, no interest was accrued on the note due to the uncertainty of its collectibility. For 2000, the allowance was increased to $235,615, resulting in a $92,615 charge to operations. During 2001, the assets of Intertrack were sold and all third party payables were paid. After payment of payables, there remained only a limited amount of cash to make a partial payment on Partner notes. A final payment of $56,517 on the Company's note was made in 2002.

                                                                2001           2000

      Note receivable from Intertrack Partners of Rapids
      Parish in the original amount of $285,615, bearing
      interest at an annual rate of 9%                       $ 285,615      $ 285,615

      Less: Allowance for doubtful accounts                   (229,098)      (235,615)
                                                             ---------      ---------
                                                             $  56,517      $  50,000
                                                             =========      =========

      As of December 31, 2000, the Company recorded a negative equity investment balance of $58,862 within current liabilities in the Consolidated Balance Sheet, representing the Company's estimate of its share of the partnership liabilities. Upon the satisfaction of all liabilities to third parties in 2001, the equity method of accounting was suspended and no additional loss was charged to operations. Accordingly, the Company's 2001 share of losses was not recorded; instead the Company recorded $58,862 of income to reflect the recoupment of its negative capital account recorded as an estimate of partnership liabilities in 2000.

5.    PROPERTY AND EQUIPMENT

      The carrying value for property and equipment is as follows:

                                                          2001             2000

      Furniture, fixtures, equipment and vehicles     $ 1,023,786      $ 1,013,478
      Buildings and leasehold improvements              1,743,313        6,065,020
      Land                                                170,000          170,000
                                                      -----------      -----------
                                                        2,937,099        7,248,498
      Less: Accumulated depreciation                   (1,761,297)      (1,538,015)
                                                      -----------      -----------
                                                      $ 1,175,802      $ 5,710,483
                                                      ===========      ===========

      Depreciation expense charged to operations for 2001 and 2000 was $229,367 and $234,136, respectively.

      In December 2001, the Company recorded property impairment charges of $4,361,134 related to its horse racing facility, see note 13.

6.    PARI-MUTUEL TICKETS OUT

      "Pari-mutuel tickets out" represent the amounts due on winning wagering tickets which have not been claimed, the total amount unclaimed was $141,135 and $146,358, as of December 31, 2001 and 2000, respectively. At the expiration of ninety (90) days after the close of the racing season, all unclaimed winnings are realized as income in accordance with 1992 State of Louisiana legislation. Unclaimed winnings in the amount of $289,446, and $265,723, respectively, are included in off-track betting revenue for 2001 and 2000.

7.    LONG-TERM DEBT TO RELATED PARTIES

      "Long-term debt to related parties" is a note payable to Moody-Trotter Investments. B.I. Moody, III, William E. Trotter and their respective families, either individually or through partnerships of limited liability companies, own 100% of each of Moody-Trotter Investments, Racetrack at Evangeline Downs, Inc., and The Old Evangeline Downs, L.C. During 2001 and 2000, interest was paid to Moody-Trotter Investments in the amount of $1,125,262 and $1,160,341, respectively.

      Long-term debt to related parties at December 31 consists of the following:

                                                                         2001              2000

      Note payable in the original amount of $13,159,627,
      dated December 1, 1994 and bearing interest at 10%
      per annum, due August 1, 2014, payable in monthly
      installments of $127,669 including principal and interest;
      secured by equipment, building, and land                       $ 10,981,852      $ 11,393,082

      Less: current portion                                              (454,292)         (411,230)
                                                                     ------------      ------------
      Net long-term debt to related parties                          $ 10,527,560      $ 10,981,852
                                                                     ============      ============

      Aggregate maturities of long-term debt to related parties for each of the next five years are as follows:

      2002                                                        $   454,292
      2003                                                            501,831
      2004                                                            554,380
      2005                                                            612,430
      2006                                                            676,560
      Thereafter                                                    8,182,359
                                                                  -----------
                                                                  $10,981,852
                                                                  ===========

8.    OPERATING LEASES

      Ground Lease - Lafayette - As further discussed in Note 10, the Company leases the land on which the racetrack is located from MT Holdings, LLC, a related party. The lease requires payment of property taxes. During 2000, the lease was classified as an operating lease and provided for minimum annual rentals of $120,000 through 2003. The Company paid $84,000 to MT Holdings, LLC during 2000 for the land lease.

      Effective January 1, 2001 the ground lease annual rental was amended to $1 per year. The lease term expires on the earlier of December 31, 2003 or the first day the Company opens a new racetrack facility for business in St. Landry Parish, Louisiana. Effective February 15, 2002, the ground lease annual rental was amended to $0 per year and the lease term was extended to expire on the earlier of December 31, 2004 or the first day the Company opens a new racetrack facility for business in St. Landry Parish, Louisiana.

      New Iberia - The Company is under a month-to-month contract for $5,000 per month to lease the New Iberia off-track betting parlor. The lease requires payment of property taxes, maintenance and insurance on the property. During 2001 and 2000, the Company paid $60,000 in rent for the New Iberia off-track betting parlor.

      Pari-Mutuel Processing Equipment - The Company entered into a five-year lease agreement commencing on February 15, 2001 for computerized pari-mutuel central processing equipment, terminals and certain associated equipment. A similar lease agreement was in existence for all of 2000 and up until February 15, 2001. Additionally, the lease agreement provides the Company with pari-mutuel services whereby the leased equipment automatically registers and totals the amounts wagered on the races held at the race track or simulcast to it and to its respective off-track wagering parlors, and displays the win pool odds, payoffs, and other pertinent horse racing information needed to operate live meet horse racing and off-track betting. The Company pays 0.43% of the handle for the services provided during both live meet racing days and off-track betting racing days. The charges are subject to a minimum of $1,950 per live meet race day and $1,150 per off-track betting race day. Additionally, if a race day is not completed, the Company must pay 50% of the minimum if less than four races are declared official and 100% of the minimum if four or more races are declared official. In a typical year, the Company has 82 live meet racing days and 228 off-track betting days. The Company paid $429,357 and $485,168 during 2001 and 2000, respectively, related to the pari-mutuel processing equipment lease.

      The total minimum rental payments for the lease mentioned in the preceding paragraph assuming the Company has 82 live meet racing days and 228 off-track betting days for each of the years ended December 31 are summarized as follows:

      2002                                                        $  422,100
      2003                                                           422,100
      2004                                                           422,100
      2005                                                           422,100
                                                                  ----------
                                                                  $1,688,400
                                                                  ==========

      Other - The Company has operating leases for various pieces of equipment under non-cancelable agreements, which expire in various years through 2006. Total other rent expense for the years ended December 31, 2001 and 2000 were $32,091 and $27,194, respectively. The total minimum rental payments for these leases for the years ended December 31 are summarized as follows:

      2002                                                        $    8,953
      2003                                                             2,887
      2004                                                               864
      2005                                                               864
      2006                                                               360
                                                                  ----------
                                                                  $   13,928
                                                                  ==========

9.    INCOME TAXES

      The provision for income tax expense for 2000 is as follows:

       Current
         Federal                                                  $  123,043
         State
                                                                  ----------
       Total current                                                 123,043
                                                                  ----------

       Deferred
         Federal                                                      80,488
         State                                                        17,812
                                                                  ----------
       Total deferred                                                 98,300
                                                                  ----------

       Total                                                      $  221,343
                                                                  ==========

      Current taxes payable arise from the liquidation of the affiliated corporations as discussed in Note 1.

10.   RELATED PARTIES

      Long Term Debt - The Company has $10,981,852 and $11,393,082 in debt to related parties as of December 31, 2001 and 2000, respectively, see
      Note 7.

      Distribution - Leaseback of Land - In 2000, the Company entered into a distribution-leaseback arrangement with its members. Under the arrangement, the Company distributed the 133.668 acres of land upon which the racetrack is located to its members and leased it back from its members' related company, MT Holdings, LLC, for a period of 36 months. The land had a carrying value of $900,000. MT Holdings, LLC is owned 100% by B.I. Moody, III, William E. Trotter, and their respective families, either individually or through partnerships of limited liability companies. The leaseback has been accounted for as an operating lease as further discussed in Note 8. The lease has been further amended as further discussed in Note 8.

      Consulting Fees - During 2000, the Company paid $30,000 to B.K. Entertainment, LLC for consulting services. B.K. Entertainment, LLC is owned by William E. Trotter and Kevin Moody. For 2001 and 2000, the Company paid $180,000 and $150,000, respectively, to TMC, L.C. for management services. Also, the Company paid $3,842 and $3,501 in 2001 and 2000, respectively, to The Moody Company for reimbursement of pro-rata retirement plan administration services.

      Group Insurance - Effective 2001, the Company terminated its affiliation in The Moody Company's self-insured plan and obtained conventional coverage from another health insurance provider. During 2000, the Company is included in The Moody Company's self-insured health insurance program. The Company paid $309,334 to The Moody Company for group insurance during 2000. Included in the $309,334 of group insurance expense for 2000 is $83,849 which was accrued for estimated health insurance claims payable as a result of terminating the self-insured program.

11.   EMPLOYEE BENEFIT PLAN

      The Company, through its affiliate, The Moody Company, implemented a profit sharing 401(k) Plan during 1996 that covers any employee who wishes to participate, who is over age 21 and has given one year of service to the Company. Contributions to the plan made by the employees are limited to 15% of their compensation and are partially matched by the Company based on a formula providing for 1) 50% matching on the first 4% of compensation, and 2) an optional contribution of up to 15% of compensation, based on an annual decision of the Board of Directors. Company contributions to the plan were $18,895 and $17,340 for 2001 and 2000, respectively.

12.   CONTINGENCIES

      The Horseman Benevolent Protection Association ("HBPA") has filed a lawsuit against all licensed racetracks in the State of Louisiana. The lawsuit alleges that HBPA is not receiving the appropriate share of net revenues from video poker devices located at licensed tracks. First Statewide Racing Co., Inc., an affiliate of The Old Evangeline Downs, L.C., was the holder of the video poker license at the time the lawsuit was filed and is the named defendant.

      HBPA claims that the revenue split from video poker wagering should be calculated before the tracks deduct the franchise tax owed to the State of Louisiana. It is the Company's position that this claim is contrary to the State statutes and to the interpretation applied by the Louisiana State Police Gaming Division in determining net revenues to be shared. However, should HBPA prevail in this lawsuit, each track named in the suit could be facing a judgment of several million dollars plus interest.

      On March 12, 2001, the 19th Judicial District Court entered a judgment in favor of the HBPA against all licensed racetracks in the State of Louisiana, including the Company. The judgment granted HBPA's motion for summary judgment as to liability only. The Company's liability has not been determined at this time, but the final judgment could be in the $3 million to $5 million range. The damages portion of the litigation will be decided at a later date. The Company has appealed the verdict. Although the outcome of litigation is inherently uncertain, management, after consultation with legal counsel, believes the verdict will be overturned on appeal and does not expect the lawsuit will have a material adverse effect on the Company's financial position or results of operations.

13.   IMPAIRMENT CHARGE

      In connection  with the Company's  assessment of the events  enumerated in
      Note 1 surrounding the Racino Project, a review was performed of the carrying values of long-lived assets, including the recorded balance of the line item "Reorganization value in excess of amounts allocable to identifiable assets". The Company determined that the sale of a 50% interest of the Company to OEDA, which was consummated on February 15,

      2002, significantly changed the time period over which the horse racing facility in Lafayette, Louisiana would be used. This review was performed pursuant to the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets to be Disposed of. As a result of this review, the Company recorded a charge of $4,361,134 to record the related assets at fair value based on the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved.

14.   PRIOR PERIOD ADJUSTMENTS

      Previously reported members' equity as of the beginning of 2000 has been adjusted in order to correct the following items:

      Relocation Expense - Members' equity at the beginning of 2000 has been adjusted to reflect lobbying, legal, and other costs that are not capitalizable under existing authoritative guidance as expenses in the period incurred. These amounts were previously capitalized as an asset. Had these costs not been recorded as a capitalized asset, assets and members' equity would have been decreased by $1,576,056 in various periods prior to January 1, 2000.

      Vacation Accrual - Members' equity at the beginning of 2000 has been adjusted to properly record an accrual for employee vacation as of December 31, 1999. Prior period assets and members' equity would have been decreased by $19,500 as of December 31, 1999, had the accrual for employee vacations been properly recorded.

      Bonus Accrual - Members' equity at the beginning of 2000 has been adjusted to properly record an accrual for a bonus for a member of management. Prior period assets and members' equity would have been decreased by $50,000 as of December 31, 1999, had the bonus accrual been properly recorded.

      In addition, previously reported goodwill of $4,423,178, net of its related amortization, has been reclassed into "Reorganization value in excess of amounts allocable to identifiable assets" in accordance with SOP 90-7, "Financial Reporting by Entities Under the Bankruptcy Code".

15.   SUBSEQUENT EVENTS

      Stable Fire - On February 7, 2002, a major fire occurred in the stable area of the racetrack killing eight horses. The exact cause of the fire is unknown at this time and an investigation by the State of Louisiana Fire Marshall's office is ongoing. Stables are leased to horsemen on a monthly basis. The stable area was adequately insured.

      Sale of Member's Interest - On February 15, 2002, a member sold its 50% membership interest in the Company to OEDA, see Note 1.

     (b) Pro Forma Financial Information

      The following unaudited pro forma condensed consolidated balance sheet and unaudited pro forma condensed consolidated statement of operations have been prepared in accordance with accounting principles generally accepted in the United States of America. These condensed consolidated financial statements reflect the registrant's acquisition of OED and consolidate, for the periods indicated, the historical consolidated financial statements of the registrant and OED, using the purchase method of accounting. The unaudited pro forma condensed consolidated balance sheet assumes that the acquisition had been completed as of December 31, 2001 and the unaudited pro forma condensed consolidated statement of operations reflects adjustments as if the acquisition had occurred on January 1, 2001. The unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statement of operations should be read in conjunction with the historical financial statements and related notes of the registrant and OED contained herein or previously filed. The unaudited pro forma condensed consolidated balance sheet and the unaudited pro forma condensed consolidated statement of operations include preliminary estimates with respect to the allocation of the purchase price and other assumptions which management believes are reasonable. The pro forma results are not necessarily indicative of the results which would have occurred if the business combination had been in effect on the dates indicated, or which may result in the future.

                          PENINSULA GAMING COMPANY, LLC
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             AS OF DECEMBER 31, 2001


                                                                                                       Pro Forma            PGC
                                                                        PGC             OED           Adjustments        Pro Forma
                                                                   ------------      ---------        -----------        ---------
ASSETS

CURRENT ASSETS:
 Cash and cash equivalents                                         $  7,523,652    $    994,830     $ (2,500,000)(1)    $  6,018,482
 Restricted cash                                                                      1,101,756                            1,101,756
 Accounts receivable                                                    105,480          30,940                              136,420
 Note receivable - Intertrack Partners                                                   56,517                               56,517
 Inventory                                                               97,677          46,280                              143,957
 Prepaid expenses                                                       307,064          43,447                              350,511
                                                                   ------------    ------------     ------------        ------------
  Total current assets                                                8,033,873       2,273,770       (2,500,000)          7,807,643
                                                                   ------------    ------------     ------------        ------------

PROPERTY AND EQUIPMENT, NET                                          17,930,643       1,175,802          150,000(2)       19,256,445
                                                                   ------------    ------------     ------------        ------------

OTHER ASSETS:
 Deposits                                                                35,405          68,000                              103,405
 Development costs                                                    1,602,503         320,000         (500,000)(3)       1,422,503
 Bond issuance costs                                                  3,687,698                                            3,687,698
 Goodwill                                                            53,083,429       3,371,140       15,259,720 (4)      71,714,289
                                                                   ------------    ------------     ------------        ------------
  Total other assets                                                 58,409,035       3,759,140       14,759,720          76,927,895
                                                                   ------------    ------------     ------------        ------------

TOTAL ASSETS                                                       $ 84,373,551    $  7,208,712     $ 12,409,720        $103,991,983
                                                                   ============    ============     ============        ============

LIABILITIES AND MEMBERS' EQUITY

CURRENT  LIABILITIES:
 Accounts payable                                                  $    335,416    $    608,839     $                   $    944,255
 Purse settlement payable                                                             1,051,699                            1,051,699
 Accrued payroll                                                      1,280,177                                            1,280,177
 Other accrued expenses                                               2,234,922         466,968                            2,701,890
 Current maturity - capital lease obligations                           113,552                                              113,552
 Current maturity - notes payable to related party                                      454,292         (227,146)(5)         227,146
                                                                   ------------    ------------     ------------        ------------
  Total current liabilities                                           3,964,067       2,581,798         (227,146)          6,318,719
                                                                   ------------    ------------     ------------        ------------

LONG-TERM LIABILITIES:
 Senior secured notes, net of discount                               70,384,482                                           70,384,482
 Line of Credit                                                                                       12,000,000 (6)      12,000,000
 Capital lease obligations, net of current maturities                   362,229                                              362,229
 Notes payable to related party                                                      10,527,560       (5,263,780)(5)       5,263,780
                                                                   ------------    ------------     ------------        ------------
  Total long-term liabilities                                        70,746,711      10,527,560        6,736,220          88,010,491
                                                                   ------------    ------------     ------------        ------------
  Total liabilities                                                  74,710,778      13,109,358        6,509,074          94,329,210

PREFERRED MEMBERS' INTEREST, REDEEMABLE                               4,000,000                                            4,000,000

MEMBERS' EQUITY:                                                      5,662,773      (5,900,646)       5,900,646 (7)       5,662,773
                                                                   ------------    ------------     ------------        ------------

TOTAL LIABILITIES & MEMBERS' EQUITY                                $ 84,373,551    $  7,208,712     $ 12,409,720        $103,991,983
                                                                   ============    ============     ============        ============


      (1) Represents the net of (i) $12.0 million received by the Company related to borrowings under its $12.5 million credit facility with Foothill Capital Corp. and (ii) cash paid for the purchase of OED of $14.5 million.
      (2)   Adjust property and equipment to preliminary estimated fair value.
      (3) Represents the down payment of $0.5 million applied towards the purchase price that was included in Development costs as of December 31, 2001.
      (4) Excess of acquisition cost over the estimated fair value of net assets acquired. The allocation of the purchase price is subject to change as appraisals are completed and more facts become known.
      (5)   Eliminate 50% of the notes payable to PGC.
      (6) Proceeds from borrowings under the Company' credit facility with Foothill Capital Corp.
      (7)   Eliminate OED members' deficit.

                          PENINSULA GAMING COMPANY, LLC
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2001


                                                                                                     Pro Forma              PGC
                                                                   PGC               OED            Adjustments          Pro Forma
                                                                --------          ---------         -----------          ---------
REVENUE
Casino Revenue                                                $ 47,710,208        $                   $                $ 47,710,208
Racing Revenue                                                                      12,165,135                           12,165,135
Food and Beverage Revenue                                        2,745,333           1,113,044                            3,858,377
Other                                                              131,916                                                  131,916
Less: Promotional Allowances                                    (2,470,310)                                              (2,470,310)
                                                              ------------        ------------        ---------        ------------

Total Revenue                                                   48,117,147          13,278,179                           61,395,326
                                                              ------------        ------------        ---------        ------------


EXPENSES
Casino                                                          20,375,265                                               20,375,265
Racing                                                                               8,762,644                            8,762,644
Food and Beverage                                                2,856,568           1,131,499                            3,988,067
Boat Operations                                                  2,259,314                                                2,259,314
Other                                                               21,801                                                   21,801
General and Administrative                                       6,680,581           1,270,280                            7,950,861
Depreciation and Amortization                                    3,963,350             655,194         (325,827)(1)       4,292,717
Relocation expense                                                                     404,738                              404,738
Impairment charges                                                                   4,361,134                            4,361,134
State of Wisconsin government relations                            147,163                                                  147,163
                                                              ------------        ------------        ---------        ------------

Total Operating Expenses                                        36,304,042          16,585,489         (325,827)         52,563,704
                                                              ------------        ------------        ---------        ------------


Total Operating Income                                          11,813,105          (3,307,310)         325,827           8,831,622

OTHER (INCOME) / EXPENSES
Interest Income                                                   (183,912)            (10,720)                            (194,632)
Interest Expense                                                 9,639,947           1,121,835          620,446 (2)      11,382,228
Earnings from equity affiliate                                                         (58,862)                             (58,862)
Loss on Sale of Assets                                             151,415                                                  151,415
                                                              ------------        ------------        ---------        ------------

Total Other Expenses                                             9,607,450           1,052,253          620,446          11,280,149
                                                              ------------        ------------        ---------        ------------

Net Income before Preferred Dividends                            2,205,655          (4,359,563)        (294,619)         (2,448,527)

Preferred Dividends                                                386,174                                                  386,174
                                                              ------------        ------------        ---------        ------------

Net Income (Loss) to Common Members' Interest                 $  1,819,481        $ (4,359,563)       $(294,619)       $ (2,834,701)
                                                              ============        ============        =========        ============

      (1) Eliminate $0.4 million reorganization value amortization related to OED and increase depreciation by $0.1 million due to property and equipment fair value adjustments.
      (2) Increase interest expense based on assumed borrowings of approximately $12.0 million (at an approximate effective interest rate of 8.5%) and additional amortization of deferred financing fees of $0.2 million offset by the elimination of interest expense associated with PGC's 50% portion of the OED notes payable.

            (c) Exhibits.


      1.1 Purchase Agreement, dated June 27, 2001, by and among Peninsula Gaming Partners, LLC, a Delaware limited liability company, The Old Evangeline Downs, L.C., a Louisiana limited company and BIM3 Investments, a Louisiana partnership.

      1.2 Assignment Agreement, dated October 23, 2001, by and between Peninsula Gaming Partners, LLC, a Delaware limited liability company and OED Acquisition, LLC, a Delaware limited liability company.

      1.3 First Amendment to Purchase Agreement, dated January 1, 2002, by and among BIM3 Investments, a Louisiana partnership, The Old Evangeline Downs, L.C., a Louisiana limited company and OED Acquisition, LLC, a Delaware limited liability company.

      4.1 First Supplemental Indenture, dated January 15, 2002, by and among Peninsula Gaming Company LLC and Peninsula Gaming Corp., as Issuers, and the Subsidiary Guarantors referred to therein.

Item 8. Change in Fiscal Year.

     Not Applicable.

Item 9. Regulation FD Disclosure.

     Not Applicable.




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

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             PENINSULA GAMING COMPANY, LLC




Date: May 1, 2002                            By: /s/ Natalie A. Schramm
                                                 -------------------------------
                                                 Name:  Natalie A. Schramm
                                                 Title:  Chief Financial Officer




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